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Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-163075-01 on Form S-3 of our report dated March 1, 2011, relating to the financial statements and financial statement schedule of South Carolina Electric & Gas Company and affiliates appearing in this Annual Report on Form 10-K of South Carolina Electric & Gas Company for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP
Columbia, South Carolina
March 1, 2011

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  Exhibit 23.02
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM